                                                                     EXHIBIT 3.9



                               STATE OF NEBRASKA

                                     [FLAG]

UNITED STATES OF AMERICA,     ) SS.     DEPARTMENT OF STATE
STATE OF NEBRASKA             )         LINCOLN, NEBRASKA


     I, Scott Moore, Secretary of State of the State of Nebraska do hereby certify;

     The attached is a true and correct copy of the Articles of Incorporation as filed in this office on January 22, 1991, and all amendments thereto of

     GIA, INC.

     with its registered office located in GRAND ISLAND, Nebraska.

     I further certify that said corporation is in good standing as of this date.




     In Testimony Whereof,              I have hereunto set my hand and affixed
                                        the Great Seal of the State of Nebraska
                                        on May 21 in the year of our Lord,
                                        one thousand nine hundred and
                                        ninety-eight.



                                        /s/ SCOTT MOORE

                                            SECRETARY OF STATE


[SEAL]

                           ARTICLES OF INCORPORATION
                                       OF
                            GIA ACQUISITION COMPANY

     The undersigned, being a natural person of the age of majority, acting as the incorporator of a corporation under the Nebraska Business Corporation Act, as amended, hereby adopts the following Articles of Incorporation for such corporation:

                                   ARTICLE I

     The name of the corporation is GIA Acquisition Company

                                   ARTICLE II

     The period of its duration is perpetual.

                                  ARTICLE III

     The purpose for which the corporation is organized is to transact any and all lawful business for which corporations may be incorporated under the Nebraska Business Corporation Act.

                                   ARTICLE IV

     The street address of the initial registered office of the corporation is 1900 First National Bank Building, 233 South 13th Street, Lincoln, Nebraska 68508, and the name of the initial registered agent of the corporation at such address is United States Corporation Company.

                                   ARTICLE V

     The corporation is authorized to issue one class of capital stock to be designated Common Stock. The aggregate number of shares which the corporation shall have authority to issue is Twenty-Four Thousand (24,000) shares of Common Stock, One Cent ($0.01) par value.

                                   ARTICLE VI

     Cumulative voting in the election of directors is expressly prohibited.

                                  ARTICLE VII

     No shareholder of the corporation shall by reason of his holding shares of stock of the corporation have a preemptive or preferential right to acquire additional, unissued or treasury shares of any class or series of stock of the corporation, or securities of the corporation convertible into or carrying a right to subscribe to or acquire shares, whether such shares be now or hereafter authorized.

                                  ARTICLE VIII


     To the fullest extent permitted by Nebraska statutory or decisional law, as the same exists or may hereafter be amended or interpreted, a director of the corporation shall not be liable to the corporation or its shareholders for any act or omission in such director's capacity as a director. Any repeal or amendment of this Article, or adoption of any other provision of these Articles of Incorporation inconsistent with this Article, by the shareholders of the corporation shall be prospective only and shall not adversely affect any limitation on the liability to the corporation or its shareholders of a director of the corporation existing at the time of such repeal, amendment or adoption of any inconsistent provision.


                                   ARTICLE IX

     The name and address of the incorporator is as follows:

     Name                               Address
     ----                               -------

M. Douglas Adkins                  1601 Elm Street
                                   3000 Thanksgiving Tower
                                   Dallas, Texas 75201

     IN WITNESS WHEREOF, the undersigned has hereunto set his hand this 14th day of January, 1991.


                                             /S/ M. DOUGLAS ADKINS
                                             --------------------------
                                             M. Douglas Adkins

                                                                      [STAMP]
                       ARTICLES OF MERGER OF FOREIGN AND
                         DOMESTIC BUSINESS CORPORATIONS

     Pursuant to Section 21-2076 of the Nebraska Business Corporation Act, as amended, and Section 252 of the Delaware General Corporation Law, as amended, the undersigned domestic and foreign corporations hereby adopt the following Articles of Merger for the purpose of merging them into one of such corporations:

     1.   The names of the undersigned corporations are as follows:

                              Name of Corporation

             Grand Island Accessories, Inc., a Delaware corporation
                                ("Grand Island")

                GIA Acquisition Company, a Nebraska corporation
                              ("GIA Acquisition")

     2. The Agreement and Plan of Merger dated as of January 22, 1991, the "Plan"), a copy of which is attached as Exhibit A hereto, was approved by the shareholders of each of the undersigned corporations in the manner prescribed by Section 21-2072 of the Nebraska Business Corporation Act, as amended, and
Section 252 of the Delaware General Corporation Law, as amended. A copy of the Plan is on file at the principal place of business of GIA Acquisition located at 916 North Shady Bend Road, Grand Island, Nebraska 68801, and a copy of the Plan will be furnished on demand and without cost to any stockholder of Grand Island or GIA Acquisition.

     3. The name of the surviving corporation after the merger shall be GIA Acquisition Company, whose name shall be changed to GIA, Inc. as part of the merger, and such surviving corporation shall be governed by the laws of the State of Nebraska. The registered agent of the surviving corporation after the merger shall be United States Corporation Company, and the registered office of the surviving corporation after the merger shall be 1900 First National Bank Building, 233 South 13th Street, Lincoln, Nebraska 68508.

     4. The certificate of incorporation, as amended, of GIA Acquisition shall be the certificate of incorporation of the surviving corporation.

     5. As to each of the undersigned corporations, the numbers of shares outstanding and entitled to vote on the Plan are:

                                                       No. of Shares
                                   No. of Shares         Entitled
                                    Outstanding           to Vote
                                   -------------       -------------
Grand Island                        18,140.4293         18,140.4293

GIA Acquisition                     18,140.0000         18,140.0000

Each of the undersigned corporations has only one class of capital stock outstanding.

     6. As to each the undersigned corporations, the numbers of shares voted for and against the Plan, respectively, are:

                                    Voted For          Voted Against
                                   -------------       -------------
Grand Island                        18,140.4293              0

GIA Acquisition                     18,140.0000              0

No shares of either of the undersigned corporations were entitled to vote as a class or a series with respects to the Plan.

     7. The surviving corporation, GIA Acquisition, agrees that it may be served with process in Delaware in any proceeding for enforcement of any obligation of Grand Island, as well as for enforcement of any obligation of GIA Acquisition arising from the merger, including any suit or other proceeding to enforce the right of any stockholders as determined in appraisal proceedings pursuant to Section 262 of the Delaware General Corporation Law, as amended. Furthermore, the surviving corporation irrevocably appoints the Secretary of State of Delaware as its agent to accept service of process in any such suit or other proceedings. The address to which the Secretary of State shall mail any such process is 1900 First National Bank Building, 233 South 13th Street, Lincoln, Nebraska 68508.

     IN WITNESS WHEREOF, each of the undersigned corporations has caused these Articles of Merger to be executed by and on its behalf and in its corporate name as of January 22, 1991.

                                             GRAND ISLAND ACCESSORIES, INC.,
                                             (f/k/a GIA, INC.)
                                             a Delaware corporation

ATTEST:

/s/ M. DOUGLAS ADKINS                        By: /s/ DONALD J. CARTER
--------------------------------                 -------------------------------
M. Douglas Adkins, Secretary                     Donald J. Carter, President


                                             GIA ACQUISITION COMPANY,
                                             a Nebraska corporation

ATTEST:

/s/ M. DOUGLAS ADKINS                        By: /s/ DONALD J. CARTER
--------------------------------                 -------------------------------
M. Douglas Adkins, Secretary                     Donald J. Carter, President

                          AGREEMENT AND PLAN OF MERGER

       This Agreement and Plan of Merger (this "Agreement"), dated as of January 22, 1991, is entered into by and between GIA Acquisition Company, a Nebraska corporation "GIA Acquisition", and Grand Island Accessories, Inc., a Delaware corporation ("Grand Island").

       WHEREAS, GIA Acquisition is a corporation duly organized and validly existing under the laws of the State of Nebraska pursuant to Articles of Incorporation filed in the office of the Secretary of State of Nebraska on January 22, 1991;

       WHEREAS, the name and address of the registered agent and office of GIA Acquisition is United States Corporation Company, 1000 First National Bank Building, 833 South 13th Street, Lincoln, Nebraska 68508;

       WHEREAS, GIA Acquisition is authorized to issue 24,000 shares of Common Stock, $0.01 par value ("GIA Acquisition Common Stock"), of which 18,140 shares are issued and outstanding as of the date of this Agreement and entitled to vote on the Merger (as hereinafter defined), all of which are owned by Grand Island;

       WHEREAS, Grand Island, originally incorporated under the name GIA, Inc., is a corporation duly organized and validly existing under the laws of the State of Delaware pursuant to a Certificate of Incorporation filed in the office of the Secretary of State of Delaware on February 10, 1975 and revived on November 5, 1990;

       WHEREAS, Grand Island is authorized to issue 24,000 shares of Common Stock, $0,01 par value ("Grand Island Common Stock"), of which 18,140.4293 shares are issued and outstanding as of the date of this Agreement and entitled to vote on the Merger;

       WHEREAS, the Boards of Directors of GIA Acquisition and Grand Island deem it advisable, and for the benefit and in the best interest of their respective corporations and shareholders, that such corporations (sometimes collectively referred to herein as the "Constituent Corporations") effect a tax-free reorganization meeting the requirements of Section 368(a)(1)(A) of the Internal Revenue Code of 1986, as amended, by merging the Constituent Corporations into a single corporation (the "Merger"), with GIA Acquisition being the surviving corporation (GIA Acquisition, in its capacity as the surviving corporation, sometimes being referred to herein as the "Surviving Corporation"), upon the terms and conditions set forth in this Agreement and pursuant to the applicable laws of the States of Nebraska and Delaware under which the Constituent Corporations are organized; and

       WHEREAS, the Boards of Directors and the shareholders of the Constituent Corporations have approved this Agreement by unanimous written consent;

     NOW, THEREFORE, in consideration of the foregoing and the mutual covenants contained herein, and for the purpose of prescribing the terms and conditions of the Merger, and such other details and provisions as are deemed necessary or desirable, the parties hereto agree as follows:

                                  ARTICLE ONE

     1.01. In accordance with the provisions of the applicable laws of the States of Nebraska and Delaware under which the Constituent Corporations are organized, at the Effective Time of the Merger (as hereinafter defined), the Constituent Corporations shall be merged into a single corporation, GIA Acquisition which shall be the Surviving Corporation, and GIA Acquisition, as the Surviving Corporation, shall continue to exist under and be governed by the laws of the State of Nebraska.

     1.02. Except as may otherwise be set forth herein, the corporate existence and identity of GIA Acquisition, as the Surviving Corporation, with all its purposes, powers, franchises, privileges, rights and immunities, shall continue unaffected and unimpaired by the Merger, and the corporate existence and identity of Grand Island, with all of its purposes, powers, franchises, privileges, rights and immunities, at the Effective Time of the Merger, shall be merged with and into GIA Acquisition, as the Surviving Corporation, and the Surviving Corporation shall be vested fully therewith, and the separate corporate existence and identity of Grand Island shall thereafter cease except to the extent continued by statute.

                                  ARTICLE TWO

     2.01. The Merger shall become effective (hereinbefore and hereinafter called the "Effective Time of the Merger") upon the filing with the Secretaries of State of the States of Nebraska and Delaware Articles of Merger with respect to the Merger and the issuance by the Secretaries of State of the States of Nebraska and Delaware of Certificates of Merger pursuant to Section 21-2076 of the Nebraska Business Corporation Act, as amended, and Section 252 of the Delaware General Corporation Law, as amended.

     2.02. All expenses incident to the Merger shall be paid by the Surviving Corporation.

                                 ARTICLE THREE

     3.01. From and after the Effective Time of the Merger, until further amended in the manner provided by law, the Articles of Incorporation of GIA Acquisition in effect at the Effective Time of the Merger, as amended herein, shall be the Articles of Incorporation of the Surviving Corporation.

     3.02. Article I of the Articles of Incorporation of GIA Acquisition shall be amended to read as follows:

                                   "Article I
                   The name of the corporation is GIA, Inc."

     3.03. The Bylaws of GIA Acquisition in effect immediately before the Effective Time of the Merger shall be the Bylaws of the Surviving Corporation until amended or repealed in the manner provided therein or by law.

     3.04. The directors of GIA Acquisition in office immediately before the Effective Time of the Merger, including all committees thereof as constituted at such time, shall be the directors and committees thereof of the Surviving Corporation until their successors are elected and qualified in accordance with the Bylaws of the Surviving Corporation.

     3.05. The name and address of the registered agent of GIA Acquisition in the State of Nebraska immediately before the Effective Time of the merger shall be the name and address of the registered agent of the Surviving Corporation in the State of Nebraska until changed by law.

     3.06. The officers of GIA Acquisition in office immediately before the Effective Time of the Merger shall be of officers of the Surviving Corporation, holding the same offices in the Surviving Corporation which they hold in GIA Acquisition, until their successors are elected and qualified in accordance with the Bylaws of the Surviving Corporation.

     3.07. All corporate acts, plans, policies, applications, agreements, orders, registrations, licenses, approvals and authorizations of the Constituent Corporations, their respective shareholders, Board of Directors, Committees elected or appointed by their Boards of Directors, officers and agents, which were valid and effective immediately before the Effective Time of the Merger, shall be taken for all purposes on and after the Effective Time of the Merger as the acts, plans, policies, applications, agreements, orders, registrations, licenses, approvals and authorizations of the Surviving Corporation and shall be effective and binding thereon as the same were with respect to the Constituent Corporations immediately before the Effective Time of the Merger.

     3.08. The Surviving Corporation hereby agrees that is may be served with process in Delaware on any proceeding for enforcement of any obligation of Grand Island, as well as for enforcement of any obligation of the Surviving Corporation arising from the merger, including any suit or other proceeding to enforce the right of any stockholders as determined in appraisal proceedings pursuant to Section 262 of the Delaware General Corporation Law, as amended. Furthermore, the Surviving Corporation irrevocably appoints the Secretary of State of Delaware as its agent to accept service of process in any such suit or other proceedings. The address to which the Secretary of State shall mail any such process is 1900 First National Bank Building, 233 South 13th Street, Lincoln, Nebraska 68508.

                                  ARTICLE FOUR

     4.01. Each of the issued and outstanding whole shares of Grand Island Common Stock held by its sole shareholder immediately prior to the Effective Time of the Merger shall at the Effective Time of the Merger, by virtue of the Merger and without any action on the part of the shareholder of Grand Island, be converted into one whole share of GIA Acquisition Common Stock, as the common stock of the Surviving Corporation, and each issued and outstanding fractional share of Grand Island Common Stock held by its sole shareholder immediately prior to the Effective Time of the Merger, shall at the Effective Time of the Merger by virtue of the Merger and without any action on the part of the shareholder of Grand Island, be exchanged for cash equal to the fair market value of such fractional share of Grand Island Common Stock immediately prior to the Effective Time of the Merger.

     4.02. Each of the issued and outstanding shares of GIA Acquisition Common Stock held by Grand Island, its sole shareholder, immediately prior to the Effective Time of the Merger shall at the Effective Time of the Merger, without any action on the part of the sole shareholder of GIA Acquisition, be cancelled and cease to exist.

     4.03.     No fractional shares of stock shall be issued in the Merger.

                                  ARTICLE FIVE

     5.01. At the Effective Time of the Merger, the Surviving Corporation shall possess all of the rights, privileges, powers, franchises and licenses of a public as well as of a private nature; and all property, real, personal and mixed, and all debts due on whatever account, and all other chooses in action, and all and every other interest, or belonging to each of the Constituent Corporations shall be taken and be deemed to be transferred to and vested in the Surviving Corporation without further act or deed.

       5.02. Title to any real or personal property, whether by deed or otherwise, vested in either of the Constituent Corporations shall not revert or be in any way impaired by reason hereof; provides that all rights of creditors and all liens upon any property of the Constituent Corporations shall be preserved unimpaired by the Merger. The Surviving Corporation shall, at the Effective Time of Merger and thereafter, be responsible and liable for all debts, liabilities and duties of the Constituent Corporations, and any claim existing or action or proceeding pending by or against any Constituent Corporation may be prosecuted by or against the Surviving Corporation.

       5.03. I at any time the Surviving Corporation shall deem or be advised that additional grants, assignments, confirmations or assurances are necessary or desirable to vest or to perfect or confirm of record or otherwise in the Surviving Corporation the title to any property of either Constituent Corporation, the officers, or any of them, or the directors of such Constituent Corporation may execute and deliver any and all such deeds, assignments, confirmations and assurances and do all things necessary or proper so as best to prove, confirm and ratify title to such property in the Surviving Corporation or otherwise to carry out the purposes of the Merger and the terms of this Agreement. The Surviving Corporation shall have the same power and authority to act in respect to any debt, liabilities and duties of the Constituent Corporations as the Constituent Corporations would have had if they had continued in existence.

                                  ARTICLE SIX

       6.01. The Boards of Directors of the Constituent Corporations may, in their sole discretion, agree to abandon the Merger, subject to the right of third parties under any contracts relating thereto, without any action or approval from the shareholders of their respective corporations, at any time before the Effective Time of the Merger, as provided by the laws of the States of Nebraska and Delaware.

                                 ARTICLE SEVEN

       7.01. This Agreement may be executed in any number of counterparts, each of which shall be deemed to be original, but all of which together shall constitute one and the same instrument.

       7.02. This Agreement constitutes the entire agreement between the parties and supersedes all prior agreements and understandings, oral and written, between the parties with respect to its subject matter.

       7.03. This Agreement shall constitute the agreement/plan of merger required to be adopted by Section 21-2070 of the Nebraska

Business Corporation Act, as amended and Section 252 of the Delaware General Corporation Law, as amended.

     IN WITNESS WHEREOF, each of the Constituent Corporations has caused this Agreement to be executed by and on its behalf and in its corporate name as of the date first above written.

                                             GIA ACQUISITION COMPANY,
                                             a Nebraska corporation


ATTEST:

/s/ M. DOUGLAS ADKINS                        By: /s/ DONALD J. CARTER
--------------------------------                 -------------------------------
M. Douglas Adkins, Secretary                     Donald J. Carter, President


                                             GRAND ISLAND ACCESSORIES, INC.,
                                             (f/k/a GIA, INC.)
                                             a Delaware corporation

ATTEST:

/s/ M. DOUGLAS ADKINS                        By: /s/ DONALD J. CARTE
--------------------------------                 -------------------------------
M. Douglas Adkins, Secretary                     Donald J. Carter, President